EXHIBIT 4


         THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE NOTES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.


                              THE RIGHT START, INC.

                 11.5% SENIOR SUBORDINATED NOTE DUE MAY 6, 2000

$948,000                                                 Los Angeles, California
Subordinated Note No. 2                                              May 6, 1997

         FOR VALUE RECEIVED, the undersigned, The Right Start, Inc., a California corporation (the "Company"), hereby promises to pay to Cahill, Warnock Strategic Partners Fund, L.P., a Delaware limited partnership, or its registered assigns, the principal sum of NINE HUNDRED FORTY-EIGHT THOUSAND DOLLARS (or so much thereof as shall not have been prepaid) on May 6, 2000, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof at the rate of eleven and one-half percent (11.5%) per annum from the date hereof, under the terms of the Securities Purchase Agreement dated as of May 6, 1997 (the "Agreement") between the Company and each of the purchasers named therein, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on July 31, 1997, until such principal shall have become due and payable Payments of principal and interest are to be made at the office of Cahill, Warnock Strategic Partners Fund, L.P., located at c/o Cahill, Warnock & Co., 1 South Street, Suite 2150, Baltimore, Maryland 21202 in lawful money of the United States of America.

         This Subordinated Note is one of the Subordinated Notes issued pursuant to the Agreement and is also entitled to the benefits thereof. If an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of this Subordinated Note may, under certain circumstances, become or be declared due and payable in the manner and with the effect provided in such Agreement. Subject to the terms of the Agreement, upon the occurrence or existence of an Event of Default the holder of this Subordinated Note (the
"Holder") may, by notice to the Company, declare the entire unpaid principal amount of this Subordinated Note, all interest accrued and unpaid hereon, and all other amounts payable to the Holder hereunder or under the Agreement to be forthwith due and payable, whereupon this Subordinated Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, and in addition thereto, and not in substitution for, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise any right or remedy under this Subordinated Note or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Company and all maker, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Subordinated Note hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Subordinated Note, no release of any obligor and no delay in enforcement of this Subordinated Note or in exercising any right or power hereunder shall affect the liability of any obligor hereunder.

         1. Prepayment. As provided in the Agreement, this Subordinated Note is subject to optional prepayments in whole or in part, without any prepayment charge, all as specified in the Agreement. If at any time there is a Change of Control of the Company (as defined in the Agreement) then the Company shall, immediately following the occurrence of any such event, send a notice to each Holder offering to repurchase this Subordinated Note (or at each Holder's option, any portion thereof) at the par amount thereof, plus interest accrued and unpaid on this Subordinated Note to the date of such repurchase. If any Holder desires to accept such offer in whole or in part, such Holder must advise the Company of such acceptance within 30 days of the date of receiving such notice. The Company shall then repurchase this Subordinated Note or portion thereof so tendered for repurchase by such Holder by paying the purchase price to the Holder (or any person or persons designated by such Holder in such acceptance notice), in immediately available funds, within five days of the Company's receipt of such Holder's acceptance notice. If Holder tenders only a portion of this Subordinated Note, the Holder shall deliver this Subordinated Note to the Company and the Company then shall issue to the Holder a new subordinated note with the same interest rate, maturity date and other terms as this Subordinated Note, representing the portion of the Subordinated Note not repurchased by the Company.

         2.       Subordination.

         2.1 Agreement to Subordinate. The Company, for its successors, and each Holder, by his acceptance of this Subordinated Note, agree that the payment of the principal of or interest on or any other amounts due on this Subordinated
Note is subordinated in right of payment, to the extent and in the manner stated in this Section 2, to the prior payment in full of all Senior Debt. For purposes hereof, "Senior Debt" means the principal of, interest on (including any interest accruing after the commencement of any bankruptcy proceeding or which would have accrued but for such proceeding whether or not allowed) and other amounts due on or with respect to (i) indebtedness of the Company, whether outstanding on the date hereof or incurred, assumed or guaranteed by the Company, for money borrowed from banks or other financial institutions and any refinancings or refundings thereof; (ii) indebtedness of the company, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Company, which is not subordinated in right of payment or in rights upon liquidation to any Senior Debt; and (iii) indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements.

         2.2 Ranking with respect to Other Subordinated Indebtedness of the Company. This Subordinated Note shall rank pari passu with all other Subordinated Debt of the Company. For purposes hereof, "Subordinated Debt" means any indebtedness of the Company, whether outstanding on the date hereof or incurred, assumed or guaranteed by the Company, which is subordinated in right of payment or in rights of upon liquidation to any Senior Debt.

         2.3 No Payment on this Subordinated Note if Senior Debt in Default. Anything in this Subordinated Note to the contrary notwithstanding, no payment or other distribution on account of principal of or redemption of, interest on or other amounts due on this Subordinated Note, and no redemption, purchase, or other acquisition of this Subordinated Note, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for in cash pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Holder shall have received written notice from the Holder or holders of any Senior Debt or their representative or representatives (a "Payment Blockage Notice") that there exists under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders there to declare the full amount of such Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Holder by the holders of such Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice unless payment or distribution with respect to this Subordinated Note are otherwise not then permitted. Upon termination of Payment Blockage Period, payments on account of principal of or interest on this Subordinated Note (other than amounts due and payable by reason of the acceleration of the maturity of this Subordinated Note) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company, if otherwise permitted hereunder. Notwithstanding anything herein to the contrary,
(A) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same issue of Senior Debt existing and known to the person giving such notice at the time of such notice and (B) no new Payment Blockage Period may be commenced by the Holder or holders of the same issue of Senior Debt or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Debt existing and known to the person giving such notice at the time of such notice, have been cured or waived.

         In the event that, notwithstanding the provisions of this Section 2.3, payments are made by or on behalf of the Company in contravention of the provisions of this Section 2.3, such payments shall be held by the Holders in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         The Company shall give prompt written notice to the Holder of any event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

         So long as any Senior Debt remains unpaid, the Holders of these Subordinated Notes will not accelerate, or cause to be accelerated, the Subordinated Notes, or exercise any remedies with respect to any event of default occurring with respect to the Subordinated Notes for a period of no less than 180 days after the holders have delivered to the holders of the Senior Debt notice of the occurrence of any event of default. If the event of default is cured or waived or shall have ceased to exist within such 180 day period (and payment of all amounts then due on the Subordinated Notes without acceleration shall constitute a cure of any event of default resulting from the failure to make such payment when due), then the holders shall not be entitled to declare these Subordinated Notes due prior to their stated maturity because of such event of default.

         2.4 Distribution on Acceleration of this Subordinated Note; Dissolution and Reorganization; Subrogation of this Subordinated Note.

                  1. Upon (i) any acceleration of the principal amount due on this Subordinated Note because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

                           a. the  holders  of the Senior  Debt  shall  first be
entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holder is entitled to receive payment on account of the principal of or interest on or any other amounts due on the Subordinated Note.

                           b. any  payment  or  distribution  of  assets  of the
Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 2 with respect to this Subordinated Note, to the payment in full without diminution or modification by such plan of all Senior
Debt),  to which the Holder would be entitled  except for the provisions of this
Section 2, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                           c. in the event that,  notwithstanding the foregoing,
any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities shall be received by the Holder before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(a) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  Subject to the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on this Subordinated Note shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to the Holder shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.











                  Nothing contained in this Section 2 or elsewhere in this Subordinated Note is intended to or shall impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms of this Subordinated Note as and when the same shall become due and payable in accordance with the terms of this Subordinated Note or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than holders of Senior Debt, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Note, subject to the rights, if any, under this Section 3 of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy. Upon distribution of assets of the Company referred to in this Section 2 the Holder shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

         2.5 Reliance by Senior Debt on Subordination Provisions. The Holder of this Subordinated Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Subordinated Note, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Section 2, and notice of acceptance of the provisions thereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Section 2 shall constitute a release of any of the obligations or liabilities of the Holders provided in this Section 2. Except as otherwise expressly provided herein, no right of any present or future holder of Senior Debt to enforce the subordination provisions hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder or by any noncompliance by the Company with the terms, provisions or covenants of this Subordinated Note, regardless of any knowledge thereof which such holder may have otherwise been charged with.

         3. Transfer; Registration; Replacement. Upon surrender of this Subordinated Note for registration of transfer or assignment, duly endorsed, or accompanied by a written instrument of transfer or assignment duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Subordinated Note for a like principal amount shall be issued to, and, at the option of the Holder, registered in the name of, the transferee or assignee. The Company may deem and treat the person in whose name this Subordinated Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.









         IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed on its behalf as of the date first hereinabove set forth.

                                            THE RIGHT START, INC.



                                            By:  /s/ Jerry R. Welch
                                               -------------------------
                                              Jerry R. Welch
                                              Chief Executive Officer